VISUAL NETWORK DESIGN, INC.
517 NW 8 Terrace
Cape Coral, FL 33993

SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

1.           Subscription.  The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Visual Network Design, Inc., a Nevada corporation (the “Company”) the number of units (the “Units” or the “PPO Units”) set forth on the signature page hereof at a purchase price of $0.25 per Unit.  Each Unit consists of (i) one (1) share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) a five (5) year warrant (each, an “Investor Warrant” and collectively, the “Investor Warrants”) to purchase one-half share of Common Stock at an exercise price of $0.625 per full share (the “Investor Warrant Shares”).  The Units are being purchased in connection with a reverse merger transaction (the “Merger”) among Visual Network Design, Inc. (dba Rackwise), a Delaware corporation (“Rackwise”), the Company and a wholly owned subsidiary of the Company, to be formed solely for the purpose of the Merger (the “Acquisition Subsidiary”). In the Merger, the Acquisition Subsidiary will be merged with and into Rackwise and Rackwise will become a wholly owned subsidiary of the Company. The stockholders of Rackwise will receive stock in the Company as consideration for their stock in Rackwise.  The form of Investor Warrant is annexed hereto as Exhibit A. The Investor Warrants will have “weighted average” anti-dilution protection subject to customary exceptions, including but not limited to, issuances under the Company’s Equity Incentive Plan.

2.           Offering.  This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, as amended or supplemented from time to time, including all attachments, schedules and exhibits hereto, relating to the offering (the “Offering”) by the Company of a minimum of twelve million (12,000,000) Units ($3,000,000) (the “Minimum Offering Amount”) and a maximum of twenty million (20,000,000) Units ($5,000,000) (the Maximum Offering Amount”).  In the event the Maximum Offering Amount is sold, the Placement Agent (as defined below) and the Company shall have the right to place an additional four million (4,000,000) Units ($1,000,000) to cover over-allotments provided Rackwise shall consent to such increase. Gottbetter Capital Markets, LLC has been engaged as non-exclusive placement agent in connection with the Offering (the “Placement Agent”).

Rackwise is presently engaged in a bridge financing (the “Rackwise Note Offering”) involving the sale of Rackwise’s 10% Secured Convertible Promissory Notes (the “Rackwise Notes”). The Rackwise Note Offering is schedule to close on or before August 12, 2011. Following such closing and prior to any closing under the Company’s Offering, the Rackwise Notes will be assumed by the Company. As of the close of business on July 29, 2011 Rackwise had sold Rackwise Notes in the aggregate principal amount of $1,825,000. In connection with the closing of the Merger and at least the Minimum Offering, the assumed Rackwise Notes will be converted, as to their outstanding principal amount and interest accrued thereon, into PPO Units at a conversion price equal to the price at which the PPO Units are being sold in the Offering. The conversion of the assumed Rackwise Notes will count towards the achievement of the Minimum Offering Amount. In the event, the aggregate amount of principal and accrued interest on the assumed Rackwise Notes equals or exceeds $3,000,000, the Minimum Offering Amount will be achieved and the Company will be able to hold a closing under the PPO, subject to satisfaction of other closing conditions including the closing of the Merger, without regard to the number of additional Units sold.

3.           Payment.  The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, “CSC Trust Company of Delaware, Escrow Agent for Visual Network Design, Inc.” in the full amount of the purchase price of the Units being subscribed for.  Wire transfer instructions are set forth on page 15 hereof under the heading “To subscribe for Units in the private offering of Visual Network Design, Inc.” Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest or offset if this Subscription Agreement is not accepted by the Company and Rackwise, the Offering is terminated pursuant to its terms by the Company prior to the First Closing (as defined in Section 4), or the entire Minimum Offering Amount is not sold. Together with a check for, or wire transfer of, the full purchase price, the Purchaser is delivering a completed and executed Omnibus Signature Page to this Subscription Agreement and the Registration Rights Agreement (the “Registration Rights Agreement”). The form of Registration Rights Agreement is annexed hereto as Exhibit B.

4.           Deposit of Funds.  All payments made as provided in Section 3 hereof shall be deposited by the Company, Rackwise or the Placement Agent as soon as practicable after receipt thereof with CSC Trust Company of Delaware (the “Escrow Agent”), in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) the closing of the sale of at least the Minimum Offering Amount (the “First Closing”), (b) the rejection of such subscription, and (c) the termination of the Offering by the Company, Rackwise or the Placement Agent.  The Company and the Placement Agent may continue to offer and sell the Units and conduct additional closings for the sale of additional Units after the First Closing and until the termination of the Offering. The First Closing must occur on or before August 12, 2011, which date may be extended by mutual agreement of the Company, Rackwise and the Placement Agent, without the consent of Purchasers in the Offering, for up to an additional 30 days.

5.           Acceptance of Subscription.  The Purchaser understands and agrees that the Company and Rackwise, in their sole and absolute discretion, reserve the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement.  If this subscription is rejected in whole, the Offering of Units is terminated or the Minimum Offering Amount is not raised, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

6.           Merger.  The closing of the Merger and the Offering will occur simultaneously with each being a closing condition of the other. In the Merger, Acquisition Subsidiary will be merged with and into Rackwise, with Rackwise remaining as the surviving entity after the Merger. In the Merger, the stockholders of Rackwise will receive an aggregate of sixty million (60,000,000) shares (the “Merger Shares”) and sixty million (60,000,000) common stock purchase warrants (the “Merger Warrants”) of the Company, to purchase an aggregate of thirty million (30,000,000) shares of the Company, each such Merger Warrant being identical in all material respect to the Investor Warrants except that the Merger Warrants will not contain registration rights and will only be exercisable on a cashless basis in conjunction with a proposed redemption by the Company. Stockholders of record of the Company as of the closing date of the Merger shall be entitled to receive immediately 95% of the Merger Shares into which their Rackwise shares are being converted pro rata in accordance with their respective holdings of Rackwise shares immediately prior to the closing. The remaining 5% of the Merger Shares (the “Indemnity Shares”) into which their Rackwise Shares are being converted shall be deposited in escrow for two years to satisfy post-closing claims for indemnification, if any, by the Company with respect to the representations and warranties made by Rackwise in the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Any of the Indemnity Shares remaining in escrow at the end of such two-year period shall be distributed to the stockholders of Rackwise (as of the Merger closing date) on a pro rata basis.  The Merger Agreement will also contain a provision providing for a post-closing share adjustment as a means for which claims for indemnity may be made by Rackwise.  Pursuant to such indemnification provision, up to 1,000,000 shares of Common Stock may be issued to the stockholders of Rackwise (as of the Merger closing date), pro rata, during the two year period following the Merger closing date for breaches of Merger Agreement representations and warranties by the Company.

The Merger will include certain customary and other closing conditions including the following: (i) consummation of all required definitive instruments and agreements, including, but not limited to, the Merger Agreement in forms acceptable to the Company and Rackwise; (ii) obtaining all necessary board, shareholder and third party consents, including, but not limited to, consents to the Company’s Equity Incentive Plan; (iii) the completion of the offer and sale of at least the Minimum Offering Amount; (iv) no material indebtedness or pending or threatened litigation against the Company as of closing date; and (v) receipt by the Company of audited and unaudited financial statements of Rackwise as may be required under applicable Securities and Exchange Commission (“SEC”) regulations.

Prior to the Merger, the noteholders, warrantholders, optionholders and other holders of securities of Rackwise shall convert or exercise their Rackwise securities into common stock of Rackwise such that at the closing of the Merger, Rackwise shall have no issued and outstanding securities other than shares of Rackwise common stock.

Contemporaneous with the Merger, the Company will transfer all of its pre-Merger operating assets and liabilities to a newly formed wholly owned subsidiary (“Split-Off Subsidiary”).  Thereafter, the Company shall transfer all of the outstanding shares of capital stock of Split-Off Subsidiary to its pre-Merger insiders, in exchange for the surrender and cancellation of shares of the Company’s Common Stock held by such persons (the “Split-Off”). In connection with the Merger, the remaining pre-Merger shareholders of the Company shall retain an aggregate of ten million eighteen (10,000,018) shares. An affiliate of the Placement Agent is one of the pre-Merger shareholders of the Company that will be retaining shares of the Company in the Merger.

The post-Merger capitalization of the Company for both a closing on the Minimum Offering Amount and Maximum Offering Amount is set forth in Exhibit C hereto.

At or prior to the closing date of the Merger, the Board of Directors of the Company shall have adopted an Equity Incentive Plan (“EIP”), which will have reserved for issuance up to nine million (9,000,000) shares of Common Stock for the future issuance, at the discretion of the Board, of incentive awards to officers, key employees, consultants and directors.

In conjunction with the Merger, the Company will enter into an investor relations program (the “IR Program”) on terms to be determined by the Company’s Board of Directors after the closing of the Merger. The Company may compensate the investor relations firm or firms that it retains with both cash and warrants as part of the IR Program.

Immediately following the Closing of the Merger, the Board of Directors of the Company shall consist of at least five (5) members, at least three (3) of whom shall be independent.  The Company’s current pre-Merger shareholders shall have the right to appoint one (1) independent member of the Board of Directors, provided such appointee is reasonably acceptable to the Rackwise appointed directors. On the closing date of the Merger, all of the current officers and directors of the Company shall resign and, simultaneously therewith, a new Board of Directors shall be appointed including Robert B. Ney, an additional Rackwise designee, the Company pre-Merger shareholder designee and two (2) independent directors, and such officers shall be appointed as shall be determined by Rackwise.

For a period of twenty-four months (24) following the closing of the Merger, the Company shall not register, nor will it take any action to facilitate registration, under the Securities Act of 1933, as amended (the “Securities Act”), the shares of the Common Stock of the Company issued pursuant to the Merger to (i) persons serving as officers or directors of the Company following the Merger; (ii) persons owning 10% or more of the Common Stock of the Company following the Merger; and (iii) certain key employees of the Company. Persons comprising (i), (ii), and (iii) above, are hereafter collectively referred to as the “Restricted Holders”. The above restriction will not prohibit the Company from registering on Form S-8, Common Stock issued under the Company’s EIP (including Common Stock issued to Restricted Holders under the EIP) and, as and to the extent permitted under the Securities Act, to register Common Stock on other SEC forms on behalf of persons other than Restricted Holders.

Each Restricted Holder will enter into a Lock-Up Agreement with the Company for a term of eighteen (18) months, whereby they will agree to certain restrictions on the sale or disposition of all of the Common Stock of the Company acquired by them in connection with the Merger, including any Common Stock acquired by them upon exercise of Merger Warrants. In addition, each Restricted Holder will agree that it will not, for a period of twenty-four (24) months following the Closing Date, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

In connection with the Merger, the Company will use its commercially reasonable best efforts to become eligible to participate in the Depository Trust Company Fast Automated Securities Transfer Program.

7.           Placement Agent.  The Placement Agent, a licensed broker-dealer, has been engaged as the non-exclusive Placement Agent for the Offering on a best efforts basis pursuant to the terms of a Placement Agency Agreement. The Placement Agent together with other participating broker-dealers, including sub-agents, if any, will be paid a cash commission equal to 10% of funds raised in the Offering from investors introduced by them plus Broker’s Warrants to purchase such number of shares of Common Stock equal to up to a maximum of 10% of the number of shares of Common Stock contained in the Units sold through them in the Offering, which warrants shall have a term of five (5) years and an exercise price of $0.25 per share. No commission shall be paid with respect to the conversion of the assumed Rackwise Notes, with respect to sales made to investors introduced directly by Rackwise and affiliated persons, or with respect to sales made to investors who were introduced to the Company by persons other than the Placement Agent or its participating broker-dealers and sub-agents.

The Placement Agent acted as a finder in connection with the Rackwise Convertible Note Offering. In such capacity it earned a fee on a $25,000 Rackwise Note subscription consisting of $2,500 in cash and a warrant which converts upon the closing of the Offering into a Broker’s Warrant to purchase up to 10,000 shares of Common Stock.

8.           Representations and Warranties.  The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)           None of the Units, the shares of Common Stock underlying the Units, the Investor Warrants, or the shares of Common Stock issuable upon exercise of the Investor Warrants (the “Investor Warrant Shares”) offered pursuant to this Subscription Agreement are registered under the Securities Act, or any state securities laws.  The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) each as promulgated by the SEC thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)           Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received this Subscription Agreement and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(c)           Neither the SEC nor any state securities commission or other regulatory authority has approved the Units, the Common Stock, the Investor Warrants or the Investor Warrant Shares, or passed upon or endorsed the merits of the offering of Units;

(d)           All documents, records, and books pertaining to the investment in the Units have been made available for inspection by such Purchaser and its Advisers, if any;

(e)           The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units and the business, financial condition and results of operations of the Company and Rackwise, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(f)           In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated herein;

(g)           The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Units and is not subscribing for the Units and did not become aware of the Offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)           The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Placement Agent and other participating broker-dealers, if any);

(i)           The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(j)           The Purchaser is not relying on the Company, Rackwise, the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(k)           The Purchaser is acquiring the Units solely for such Purchaser's own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, the shares of Common Stock, the Investor Warrants or the Investor Warrant Shares, and the Purchaser has no plans to enter into any such agreement or arrangement;

(l)           The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the securities included in the Units may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available (including, without limitation, under Regulation S).  Legends to the following effect shall be placed on the securities included in the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH (I) REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, (II) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (III) UNDER AN EFFECTIVE REGISTRATION STATEMENT, AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF, MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. RELIANCE ON AN EXEMPTION FROM REGISTRATION WILL REQUIRE THE HOLDER TO PROVIDE THE COMPANY WITH AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION MUST BE SATISFACTORY TO THE COMPANY.

Appropriate notations will be made in the Company's stock books to the effect that the securities included in the Units have not been registered under the Securities Act or applicable state securities laws.  Stop transfer instructions will be placed with the transfer agent of the Units.  The Company has agreed that purchasers of the Units will have, with respect to the shares of Common Stock and the Investor Warrant Shares, the registration rights described in the Registration Rights Agreement. Notwithstanding such registration rights, there can be no assurance that there will be any market for resale of the Common Stock or the Investor Warrant Shares, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.  In addition, the Investor Warrants issued to Purchasers purchasing Units in this Offering in an offshore transaction outside the United States in reliance on Regulation S will bear an additional restrictive legend to the following effect:

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR ANY OTHER EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT. RELIANCE ON AN EXEMPTION FROM REGISTRATION WILL REQUIRE THE HOLDER TO PROVIDE THE COMPANY WITH AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION MUST BE SATISFACTORY TO THE COMPANY.

(m)           The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time;

(n)           The Purchaser is aware that an investment in the Units is high risk, involving a number of very significant risks and has carefully read and considered the matters set forth in the “Risk Factors” annexed to this Subscription Agreement as Exhibit D, and, in particular, acknowledges that Rackwise has a limited operating history, has had operating losses since inception, and is engaged in a highly competitive business;

(o)           The Purchaser either

i.
meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification contained herein; or

ii.
is not a “U.S. Person” as defined in Regulation S; and specifically the Purchaser is not (all Purchasers who are not a U.S. Person must INITIAL this section as indicated to confirm their careful review and understanding of this Section 5(o)(ii))
Initial _______:

A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);

B.	a partnership or corporation organized or incorporated under the laws of the United States;

C.	an estate of which any executor or administrator is a U.S. Person;

D.	a trust of which any trustee is a U.S. Person;

E.	an agency or branch of a foreign entity located in the United States;

F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

H.
a partnership or corporation: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

And, in addition:

I.	the Purchaser was not offered the Units in the United States;

J.	at the time the buy-order for the Units was originated, the Purchaser was outside the United States; and

K.
the Purchaser is purchasing the Units for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the Units has not been pre-arranged with a purchaser in the United States.

(p)           The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(q)           The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company and/or Rackwise have such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained herein and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company and Rackwise provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company and Rackwise deemed relevant by the Purchaser or the Advisers, including the Use of Proceeds, Rackwise Executive Summary and the Rackwise financial information annexed hereto as Exhibits E, F and G, respectively and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers;

(r)           Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company, Rackwise or the Placement Agent is complete and accurate and may be relied upon by the Company, Rackwise and the Placement Agent in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of the Units. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company, Rackwise and the Placement Agent immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the securities contained in the Units;

(s)           The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities.  The Purchaser is knowledgeable about investment considerations in development-stage companies with limited operating histories.  The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur.  The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive.  The investment is a suitable one for the Purchaser;

(t)           The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make this investment;

(u)           The Purchaser acknowledges that any estimates or forward-looking statements or projections included in this Subscription Agreement were prepared by Rackwise in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or Rackwise and should not be relied upon;

(v)           No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained herein;

(w)           Within five (5) days after receipt of a request from the Company, Rackwise or the Placement Agent, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company, Rackwise or the Placement Agent is subject;

(x)           The Purchaser's substantive relationship with the Placement Agent or subagent through which the Purchaser is subscribing for Units predates the Placement Agent's or such subagent's contact with the Purchaser regarding an investment in the Units;

(y)           THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. RELIANCE ON AN EXEMPTION FROM REGISTRATION WILL REQUIRE THE HOLDER TO PROVIDE THE COMPANY WITH AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION MUST BE SATISFACTORY TO THE COMPANY. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(z)           In making an investment decision investors must rely on their own examination of the Company, Rackwise and the terms of the Offering, including the merits and risks involved.  The Purchaser should be aware that it will be required to bear the financial risks of this investment for an indefinite period of time;

(aa)           (For ERISA plans only)   The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(bb)           The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(cc)           To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Company and the Placement Agent should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Placement Agent may also be required to report such action and to disclose the Purchaser’s identity to OFAC.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Placement Agent or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(dd)            To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(ee)           If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

9.           Indemnification.  The Purchaser agrees to indemnify and hold harmless the Company, Rackwise, the Placement Agent, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

10.           Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

 2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

11.           Modification.  This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

12.           Immaterial Modifications to the Registration Rights Agreement.  The Company may, at any time prior to the First Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser, if, and only if, such modification is not material in any respect.

13.           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company or Rackwise, at 101 California Street, Suite 2450, San Francisco, CA 94111 or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

14.           Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the shares of Common Stock or the Investor Warrants shall be made only in accordance with all applicable laws.

15.           Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within said State.

16.           Blue Sky Qualification.  The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

17.           Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18.           Confidentiality.  The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company or Rackwise, not otherwise properly in the public domain, was received in confidence.  The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or Rackwise or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company or Rackwise, including any scientific, technical, trade or business secrets of the Company or Rackwise and any scientific, technical, trade or business materials that are treated by the Company or Rackwise as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company or Rackwise and confidential information obtained by or given to the Company or Rackwise about or belonging to third parties.

19.           Miscellaneous.

(a)           This Subscription Agreement, together with the attached Exhibits constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)           The representations and warranties of the Company and the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the shares of Common Stock and Investor Warrants contained in the Units.

(c)           Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)           This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)           Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)           Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g)           The Purchaser understands and acknowledges that there may be multiple closings for this Offering.

20.           Omnibus Signature Page.  This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement pertaining to the issuance by the Company of the shares of Common Stock and Investor Warrants to subscribers pursuant to this Subscription Agreement. Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreements were separately signed.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

To subscribe for Units in the private offering of Visual Network Design, Inc.:

1.	Date and Fill in the number of Units being purchased and Complete and Sign the Omnibus Signature Page of the Subscription Agreement.

2.	Initial the Accredited Investor Certification page attached to this letter.

3.	Complete and return the Investor Profile.

4.	Complete and return the Anti-Money Laundering Information Form.

5.	Fax or email all forms and then send all signed original documents to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
Facsimile Number: 212.400.6901
Telephone Number: 212.400.6900
Attention:  Martin Pomerance
Email: MIP@gottbetter.com

6.
If you are paying the Purchase Price by check, a check for the exact dollar amount of the Purchase Price for the number of PPO Units you are offering to purchase should be made payable to the order of “CSC Trust Company of Delaware, as Escrow Agent for Visual Network Design, Inc.” and should be sent to CSC Trust Company of Delaware, 2711 Centerville Road, One little Falls Centre, Wilmington, DE 19808, Attention: Alan R. Halpern.

7.
If you are paying the  Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price of the number of PPO Units you are offering to purchase according to the following instructions:

Bank Name:	PNC Bank
300 Delaware Avenue
Wilmington, DE 19899
ABA Routing Number:	031100089
Account Name:	“CSC Trust Company of Delaware
Account Number:	5605012373
Reference:	“FFC: Visual Network Design, Inc. Escrow;
79 - 1591 [insert Buyer’s name]
Escrow Agent Contact:	Alan R. Halpern

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws.  As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM
The following is required in accordance with the AML provision of the USA PATRIOT ACT.
(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:

FOR INVESTORS WHO ARE INDIVIDUALS:

YEARLY INCOME:                                                                                      AGE:

NET WORTH (excluding value of primary residence):

OCCUPATION:

ADDRESS OF EMPLOYER:

INVESTMENT OBJECTIVE(S):

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.
Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature.  The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.
If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date:

488 Madison Ave., 12th Fl., New York, NY 10022-5718
T 212.400.6990	F 212.400.6999

VISUAL NETWORK DESIGN, INC.
OMNIBUS SIGNATURE PAGE TO THE
SUBSCRIPTION AGREEMENT
AND REGISTRATION RIGHTS AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of __________ Units at a price of $0.25 per Unit (NOTE: to be completed by subscriber) and executes the Subscription Agreement and the Registration Rights Agreement.

Date (NOTE: To be completed by subscriber): __________________

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust	Federal Taxpayer Identification Number

By:
	Name:	State of Organization
Title:

Date	Address

VISUAL NETWORK DESIGN, INC., a	GOTTBETTER CAPITAL MARKETS, LLC
Nevada corporation

By:	By:
Authorized Officer	Authorized Officer

VISUAL NETWORK DESIGN, INC.
ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only (all Individual Investors must INITIAL where appropriate):

Initial	________
I have a net worth (including homes, furnishings and automobiles, but excluding for these purposes the value of my primary residence) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

Initial	________
I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	________	I am a director or executive officer of __________.

For Non-Individual Investors (all Non-Individual Investors must INITIAL where appropriate):

Initial	________
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial	________
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial	________
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	________	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.
Initial	________	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.
Initial	________	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.
Initial	________	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.
Initial	________
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	________
The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial	________
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	________	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

VISUAL NETWORK DESIGN, INC.
Investor Profile
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):
Individual executing Profile or Trustee:
Social Security Numbers / Federal I.D. Number:
Date of Birth:		Marital Status:
Joint Party Date of Birth:		Investment Experience (Years):
Annual Income:		Liquid Net Worth:
Net Worth (excluding value of primary residence):
Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:
Home City, State & Zip Code:
Home Phone:	Home Fax:	Home Email:
Employer:
Employer Street Address:
Employer City, State & Zip Code:
Bus. Phone:	Bus. Fax:	Bus. Email:
Type of Business:
(PLACEMENT AGENT) Account Executive / Outside Broker/Dealer:

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed.  These photocopies must be certified by a lawyer as to authenticity.

Section B – Certificate Delivery Instructions

Please deliver certificate to the Employer Address listed in Section A.
Please deliver certificate to the Home Address listed in Section A.
Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

Check payable to CSC Trust Company of Delaware , as Escrow Agent for Visual Network Design, Inc.
Wire funds from my outside account according to the “How to subscribe for Units” Page.
The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

Investor Signature	Date

ADDENDUM TO SUBSCRIPTION AGREEMENT AMONG
VISUAL NETWORK DESIGN, INC. (FORMERLY CAHABA PHARMACEUTICALS, INC.)
AND THE PURCHASERS SET FORTH ON THE SIGNATURE PAGES AFFIXED THERETO

Unless otherwise defined herein, capitalized terms used in this Addendum shall have the meaning given to them in the Subscription Agreement.

WHEREAS, the Company and the Purchasers wish to modify certain of the terms of the Subscription Agreement;

NOW, THEREFORE, in consideration of the respective covenants contained herein, the parties hereto agree as follows:

1.           Section 2 of the Subscription Agreement (“Offering”) is hereby amended to read as follows:

“2.           Offering. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, as amended or supplemented from time to time, including all attachments, schedules and exhibits hereto, relating to the offering (the “Offering”) by the Company of a minimum of twelve million (12,000,000) Units ($3,000,000) (the “Minimum Offering Amount”) and a maximum of twenty million (20,000,000) Units ($5,000,000) (the Maximum Offering Amount”). In the event the Maximum Offering Amount is sold, the Placement Agent (as defined below) and the Company shall have the right to place an additional four million (4,000,000) Units ($1,000,000) to cover over-allotments provided Rackwise shall consent to such increase. Gottbetter Capital Markets, LLC has been engaged as non-exclusive placement agent in connection with the Offering (the “Placement Agent”).

Rackwise has been engaged in a bridge financing (the “Rackwise Note Offering”) involving the sale of Rackwise’s 10% Secured Convertible Promissory Notes (the “Rackwise Notes”). The Rackwise Note Offering closed as of August 12, 2011. Prior to any closing under the Company’s Offering, the Rackwise Notes will be assumed by the Company. As of the close of business on August 12, 2011, Rackwise had sold Rackwise Notes in the aggregate principal amount of $2,275,000. In connection with the closing of the Merger and at least the Minimum Offering, the assumed Rackwise Notes will be converted, as to their outstanding principal amount and interest accrued thereon, into PPO Units at a conversion price equal to the price at which the PPO Units are being sold in the Offering. The conversion of the assumed Rackwise Notes will count towards the achievement of the Minimum Offering Amount.

After the closing of the Minimum Offering Amount, the Company may continue the Offering up to the Maximum Offering Amount (and any over-allotments thereof) or, at the discretion of the Board of the Directors of the Company, terminate the Offering and conduct a new capital raising offering; provided, however, if the Company shall at any time during the 90-day period following the First Closing (as defined below) issues Additional Shares of Common Stock (as defined below) for a consideration per share less than $0.25 (the “Reduced Price”), then the Company shall issue to the Purchaser, concurrently with such issue and without any additional consideration from the Purchaser, the number of additional shares of Common Stock equal to the difference between (A) the purchase price of the Units being subscribed for divided by the Reduced Price and (B) the number of shares of Common Stock included in the Units being subscribed for.  No fractional shares of Common Stock shall be issued upon application of this formula.  The Company, in lieu of issuing any fractional shares, shall round down or up to the nearest whole share.  For purposes of clarity, if an investor subscribed to purchase 10 Units and the Company sold Additional Shares of Common Stock within 90 days following the First Closing for $0.20 per share, the number of additional shares of Common Stock due to such investor would be three shares calculated as follows:  the purchase price of $2.50 divided by the Reduced Price of $0.20 (which equals 12.5) less the Units being subscribed for (10), rounded up to the nearest whole share.

For purposes of this Subscription Agreement, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Initial Closing Date (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option or warrant, on an as-converted basis), other than: (i) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities, including, but not limited to, the Rackwise Notes, or exercise of any options or warrants outstanding on the Initial Closing Date; (ii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (iii) shares of Common Stock (or options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, including but not limited to, the Equity Incentive Plan; (iv) any securities issued or issuable by the Company pursuant to (A) the Company’s Subscription Agreements, (B) the reverse triangular merger of Visual Network Design, Inc. with a wholly owned subsidiary of the Company as contemplated in this Agreement or (C) any IR Program as contemplated in this Agreement; (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (vi) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings or similar transactions approved by a majority of disinterested directors of the Company.”

2.           Section 4 of the Subscription Agreement (“Deposit of Funds”) is hereby amended to read as follows:

“4.           Deposit of Funds. All payments made as provided in Section 3 hereof shall be deposited by the Company, Rackwise or the Placement Agent as soon as practicable after receipt thereof with CSC Trust Company of Delaware (the “Escrow Agent”), in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) the closing of the sale of at least the Minimum Offering Amount (the “First Closing”), (b) the rejection of such subscription, and (c) the termination of the Offering by the Company, Rackwise or the Placement Agent. The Company and the Placement Agent may continue to offer and sell the Units and conduct additional closings for the sale of additional Units after the First Closing and until the termination of the Offering. The First Closing shall occur on or before September 23, 2011 and shall terminate on October 24, 2011.”

3.           The sixth and seventh paragraphs of Section 6 of the Subscription Agreement (“Merger”) is hereby amended to read as follows:

“At or prior to the closing date of the Merger, the Board of Directors of the Company shall have adopted an Equity Incentive Plan (“EIP”), which will have reserved for issuance up to thirteen million five hundred thousand (13,500,000) shares of Common Stock for the future issuance, at the discretion of the Board, of incentive awards to officers, key employees, consultants and directors.

In conjunction with the Merger, the Company will enter into an investor relations program (the “IR Program”) on terms to be determined by the Company’s Board of Directors after the closing of the Merger. The Company may compensate the investor relations firm or firms that it retains with cash, shares and/or warrants as part of the IR Program.”

4.           A new paragraph (ff) is hereby added to Section 8 of the Subscription Agreement (“Representations and Warranties”) to read as follows:

“(ff)           The Purchaser acknowledges that Navesink Capital Advisors (“Navesink”) is not a broker dealer.  The information provided herein may be displayed and printed for your use only.  The information is not intended to provide tax, legal or investment advice.  The securities described herein may not be eligible for sale in all jurisdictions or to all categories of investors.  Navesink, its affiliates, and any officer, director or stockholder, client or any member of their families may from time to time purchase or sell or have a position in any securities discussed herein.  There may be instances when fundamental, technical and quantitative opinions contained herein, if expressed, may not be in concert.  Navesink, or one of its affiliates, may from time to time perform investment banking or other services for the company mentioned herein.  Navesink, and/or its directors, officers, and employees or clients may serve as a director of the company mentioned herein.  Navesink accepts no liability for any loss or damage of any kind whatsoever arising out of the use of the information contained herein.  You may not reproduce, retransmit, distribute, sell, publish, broadcast or circulate the information to anyone, without the express written consent of Navesink.”

5.           Exhibit C to the Subscription Agreement is replaced in its entirety and revised as indicated on Exhibit C hereto to provide the post-Merger capitalization of the Company for both a closing on the Minimum Offering Amount and the Maximum Offering Amount.

6.           Exhibit D to the Subscription Agreement is replaced in its entirety and revised as indicated on Exhibit D hereto to update the “Risk Factors” involved in investing in the Units.

7.           Exhibit E to the Subscription Agreement is replaced in its entirety and revised as indicated on Exhibit E hereto to revise the Company’s intended use of the net proceeds of the Offering, after deducting Offering expenses.

8.           The “SUMMARY FINANCIAL INFORMATION” section of Exhibit F to the Subscription Agreement is replaced in its entirety and revised as indicated on Exhibit F hereto to provide historical income statements of Rackwise for the fiscal years ended December 31, 2009 and 2010 and to remove the previously provided financial projections for 2011, 2012 and 2013.

9.           Exhibit G to the Subscription Agreement is replaced in its entirety and revised as indicated on Exhibit G hereto to provide the historical financial data of Rackwise as of June 30, 2011 and for the six months ended June 30, 2011.

10.           All of the other terms of the Subscription Agreement remain as is.

11.           This Addendum may be executed by facsimile in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Addendum has been executed by the parties thereto on September __, 2011:

VISUAL NETWORK DESIGN, INC.

By:
Name:
Title:

PURCHASER

Name:

Exhibit C

CAPITALIZATION TABLE

Minimum PPO

	Actual		Fully Diluted
	Shares	% Ownership	Shares	% Ownership
Rackwise Shares	60,000,000	73.2%	60,000,000	44.5%
Rackwise Warrants			30,000,000	22.3%
PPO Shares	12,000,000	14.6%	12,000,000	8.9%
PPO Warrants			6,000,000	4.5%
Pubco	10,000,018	12.2%	10,000,018	7.4%
Brokers’ Warrants			1,200,000	0.9%
IR Shares &Warrants			2,000,000	1.5%
EIP			13,500,000	10.0%
Total	82,000,018	100.0%	134,700,018	100.0%

Maximum PPO

	Actual		Fully Diluted
	Shares	% Ownership	Shares	% Ownership
Rackwise Shares	60,000,000	66.7%	60,000,000	40.7%
Rackwise Warrants			30,000,000	20.3%
PPO Shares	20,000,000	22.2%	20,000,000	13.6%
PPO Warrants			10,000,000	6.8%
Pubco	10,000,018	11.1%	10,000,018	6.8%
Brokers’ Warrants			2,000,000	1.4%
IR Shares & Warrants			2,000,000	1.4%
EIP			13,500,000	9.2%
Total	90,000,018	100.0%	143,000,018	100.0%

Exhibit D

RISK FACTORS

You should carefully consider the risks factors below before making an investment decision with respect to the Offering. The purchase of our securities is only suitable for persons or entities that can afford the risk of the loss of their entire investment. The risks and uncertainties described below are not the only ones that we face. Undefined capitalized terms used herein shall have the meaning set forth in the Subscription Agreement.

Risks Related to Rackwise

Rackwise has a history of losses and it may not achieve or maintain profitability.

Rackwise has a history of losses and has not yet achieved profitability. Rackwise had net losses of $1,843,000 for the fiscal year ended December 31, 2010 and $2,165,537 for the six months ended June 30, 2011. As of December 31, 2010, Rackwise’s cumulative loss from inception was $27,085,003.  Rackwise expects operating expenses to increase in the future due to the expected development activities and marketing expenses incurred to increase brand awareness in the data center management software marketplace, increased operations costs and general and administrative costs associated with implementing its business plan.  Although Rackwise expects to achieve profitability in 2012, such expectation is based on assumptions that are subject to economic and competitive uncertainties that are largely outside of Rackwise’s control.  As a result, there can be no assurances that Rackwise will achieve or maintain profitability.

Rackwise has limited sales and competes in rapidly evolving markets, which makes its future operating results difficult to predict.

Although Rackwise was incorporated in January 2003, it has limited sales in an industry characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products and services.  These factors make it difficult to predict its post-Merger operating results, which may impair our ability to manage its business and our investors’ ability to assess our prospects.

Rackwise’s financial results will suffer if the market for IT infrastructure, data center monitoring and management software, data center energy cost efficiency products and solutions, and green data centers does not continue to grow.

Rackwise’s solutions and products are designed to address the growing markets for (i) IT infrastructure, (ii) data center monitoring and management, (iii) data center energy cost efficiency and (iv) green data centers. These markets are still emerging. A reduction in the demand for data center monitoring and management solutions and products, energy cost efficiency and green data centers could be caused by, among other things, lack of customer acceptance, weakening economic conditions, competing technologies and services or decreases in corporate spending.  Our future financial results would suffer if the market for Rackwise’s data center monitoring and management, data center energy cost efficiency or green data center solutions or products, does not continue to grow.

If we are unable to manage our post-Merger growth effectively, our revenues and profits could be adversely affected.

Rackwise anticipates that a significant expansion of its operations and addition of new personnel is required in all areas of its operations in order to implement the post-Merger business plan.  Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully.  For us to continue to manage our growth, we must put in place legal and accounting systems, retain a permanent Chief Financial Officer, and implement human resource management and other tools.  We have taken preliminary steps to put this structure in place.  However, there is no assurance that we will be able to successfully manage this anticipated rapid growth.  A failure to manage our growth effectively could materially and adversely affect our ability to market and sell the Rackwise solutions and products.

Rackwise’s current Chief Financial Officer is serving on an interim basis only.  We have not yet retained a permanent Chief Financial Officer.  As a result, investors will need to make an investment decision without knowing the background and experience of the person who will be employed as Chief Financial Officer on a permanent basis.

A company’s chief financial officer plays a critical role in the integrity of its financial and accounting systems.  Rackwise’s current Chief Financial Officer is serving on an interim basis only.  Following the consummation of the Merger, we will seek to retain a permanent Chief Financial Officer.  There can be no assurances that investors will be satisfied with the background and experience of the person we ultimately select to serve as our Chief Financial Officer.  Investors will have to make an investment decision without knowing the identity of this person.  If the person we select to serve as Chief Financial Officer is not of a high caliber or is not able to perform his or her duties well, we could be adversely affected.

The rates Rackwise charges for its products may decline over time, which would reduce Rackwise’s revenues and adversely affect its profitability.

As Rackwise’s business model continues to gain acceptance and attracts the attention of competitors, Rackwise may experience pressure to decrease the fees for its products, which could affect its revenues and gross margin.  If Rackwise is unable to sell its products at acceptable prices, or if it fails to offer additional products with sufficient profit margins, Rackwise’s revenue growth will slow and its business and financial results will suffer.

Rackwise’s future success depends on the continued services of Messrs. Robert B. Ney, Michael Peth and Doug MacRae.

Our future success depends on the continued services of Rackwise’s Chief Executive Officer and President, Robert B. Ney, Chief Operating Officer, Michael Peth, and Chief Technology Officer and Vice President of Product Development, Doug MacRae, each of whom will hold identical positions with us following the Merger. The Company has entered into an employment agreement with each of Messrs. Ney, Peth and MacRae; however, each may resign at any time in his sole discretion.  The loss of services of any of these individuals could impair our ability to complete the national and global rollout of Rackwise’s products and services properly and could have a material adverse effect on our business, financial condition and results of operations. Rackwise does not currently maintain key man life insurance with respect to Messrs. Ney, Peth or MacRae.  The Company is currently completing the process of obtaining key man life and disability insurance with respect to these and certain other key personnel following the closing of the Merger.

Rackwise may be subject to intense competition and may not be able to compete successfully against larger and more established business.

Several established companies are currently offering or looking to offer solutions and products, including products relating to the development of green data centers, that compete with Rackwise’s data center monitoring and management software and other products.  There can be no assurance that competitors with substantially greater financial, technical, managerial, marketing and other resources and experience than us will not compete more effectively than us.

The technology of computer equipment will continue to become more intelligent and more efficient in the future, which will impact Rackwise’s ability to provide the same level of return on investment for clients. A decrease in the client’s return on investment could have an adverse effect on Rackwise’s revenues.

One of the driving demands for Rackwise’s products and services is the ability of such products and services to demonstrate a large return on investment for customers purchasing such products and services. As more efficient computer servers and devices become available, the amount of savings a customer will achieve by using Rackwise’s products and services will start to diminish, which could hinder Rackwise’s ability to increase its rates for its products and services.

Rackwise’s ability to compete successfully will depend, in part, on its ability to protect its intellectual property rights. Litigation required to enforce these rights can be costly, and there is no assurance that courts will enforce Rackwise’s intellectual property rights.

The Rackwise software and most of the underlying technology is proprietary. Rackwise protects its proprietary rights through a combination of confidentiality agreements and procedures and through trademark and trade secret laws. Policing unauthorized use of intellectual property, however, is difficult, especially in foreign countries. Litigation may be necessary in the future to enforce Rackwise’s intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation. In addition, there can be no assurance that the courts will enforce the contractual arrangements that Rackwise has entered into to protect its intellectual property rights. Rackwise’s operating results could be harmed by the failure to protect such intellectual property.

The enforcement of tax liens against Rackwise could have a material adverse effect on our post-Merger financial prospects.

Rackwise has unpaid payroll taxes relating to the third and fourth quarters of 2010 and the first quarter of 2011 in the aggregate amount of $420,000. Rackwise has applied for, and the Internal Revenue Service (“IRS”) is currently formulating, an installment agreement request so that the unpaid payroll taxes can be paid over a five year period in sixty-equal installments of $7,500. Rackwise will also be requesting an installment agreement with the tax authorities of each of California, Nevada and North Carolina in which Rackwise has unpaid payroll taxes in the aggregate amount of $52,000.  In April 2011, the IRS placed a Federal tax lien of approximately $179,000 against Rackwise in connection with the unpaid payroll taxes relating to the third quarter of 2010, and may place additional Federal tax liens with respect to payroll tax liabilities relating to the fourth quarter of 2010 and the first quarter of 2011.  Also, state authorities in the states identified above may place tax liens against Rackwise in connection with the unpaid payroll taxes in such states.  If we are unable to negotiate a payment plan or a reduction in the amount of any tax obligation, the IRS or state authorities, as applicable, could enforce their liens by levying against our bank accounts, accounts receivables and other assets.  A levy against or foreclosure on the Rackwise assets could have a material adverse effect on our post-Merger financial prospects.

The historical financial data included in Exhibit G to the Subscription Agreement has not been audited.  An audit of Rackwise’s financial statements will expand the financial statements by including footnotes and could uncover errors or discrepancies which may result in material changes to the results of operations previously reported.

The financial data included in Exhibit G to the Subscription Agreement has not been audited.  An audit of the Rackwise financial statements could uncover errors or discrepancies in the financial data provided in Exhibit G.  Such errors and discrepancies could result in material changes to the results of operations previously reported. In addition, audited financial statements include footnotes, which contain important information regarding a company’s financial condition and result of operations.  Prospective investors have not received the benefit of such disclosure.  Rackwise is currently undergoing an audit but such audit has not yet been completed.  The audited financial statements will include footnotes and could differ in other respects from the financial data included in Exhibit G and such differences could be material and adverse.

Risks Related to this Offering and the Merger

If we do not raise the Maximum Offering Amount, we will need to raise additional capital in the near future to continue operations and will not be able to fully implement our business plan.  In addition, even if the Maximum Offering Amount is raised, we may need future additional financing from other sources and any limitation on the ability to obtain such additional financing could have a material adverse effect on expanding our business.

In order to implement Rackwise’s post-Merger business plan, we will need to raise the Maximum Offering Amount.  If we raise less than the Maximum Offering Amount, our ability to expand Rackwise’s sales team as needed to expand to other regions and our ability to hire the necessary people to deliver our services will be limited.  In addition, if we raise only the Minimum Offering Amount, we will likely need to raise additional capital in the near term to continue operations.  In addition, although management believes that the Maximum Offering Amount will be sufficient to meet our objectives, there can be no assurance that we will not require additional capital.  This could result in dilution to the stockholders of the Company.  In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms. Any limitation on our ability to obtain additional capital could have a material adverse effect on our business, financial condition and results of operations.

Because the Merger will be a reverse merger, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Merger will be a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to resell their shares of Common Stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our Common Stock following the Merger because there may be little incentive for brokerage firms to recommend the purchase of our Common Stock. As a result, our Common Stock may have limited liquidity and investors may have difficulty selling it.  In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future.  Our inability to raise additional capital may have a material adverse effect on our business.

The Unit Shares and the Warrant Shares comprising part of the Units sold in the Offering will be “restricted securities” and, as such, may not be sold except in limited circumstances.

The Units offered in the Offering have not been registered under the Securities Act or any state securities law.  As a result, the Unit Shares and the Warrant Shares will be “restricted securities” under the Securities Act and they may not be sold, transferred, pledged or otherwise disposed of unless they are registered under the Securities Act and applicable state securities laws, except in a transaction which, to our satisfaction and that of our counsel, is exempt from such registration requirements.  Although we are required to register the resale of the Unit Shares and Warrant Shares issued to the investors in the Offering to enable the Unit Shares and Warrant Shares to be freely tradable, we cannot assure that the SEC will declare the registration statement effective, or that once declared effective, that the SEC will not take action to suspend such effectiveness.  In addition, although the term of the Warrants is five years, we are only required to keep the registration statement effective for a period of one year, so it might not be effective at the time you exercise your Warrant.

In addition, Rule 144 promulgated under the Securities Act, which permits the resale of the Unit Shares and the Warrant Shares, subject to various terms and conditions, will generally not apply to our Common Stock until one year after we cease to be a “shell company” under SEC regulations.  As a result, your ability to sell the Unit Shares and the Warrant Shares will be limited.

If we are unable to register the resale of the Unit Shares and Warrant Shares in a timely manner as required by the Registration Rights Agreement, we may have to pay cash penalties in connection with such failure.  Our use of cash to pay such penalties may limit our ability to use such cash for other business purposes, which could have a material adverse effect on our business.

We have agreed, at our expense, to prepare and file a registration statement with the SEC within seventy-five (75) calendar days after the final closing of the Offering. We have also agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within one hundred fifty (150) calendar days of filing with the SEC. The registration statement will cover the resale of the Unit Shares and Warrant Shares. There are many reasons, including some over which we have little or no control, which could delay our filing of the registration statement beyond seventy-five (75) days after the final closing of the Offering or which could prevent the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. In the event that the registration statement is not filed, or we fail to use our commercially reasonable efforts to have it declared effective within these timeframes, we may be required to pay cash penalties in accordance with the terms of the Registration Rights Agreement.  As a result, we may be required to divert cash from other business purposes to pay such cash penalties, which could have a material adverse effect on our business.

If unknown pre-Merger liabilities should arise or known pre-Merger liabilities are not paid according to our agreement with the transferee, we may be required to divert our cash from other business purposes to discharge such liabilities, which may have an adverse effect on our post-Merger business.

Although the Company will be transferring certain assets and liabilities of the Company relating to our pre-Merger shell operations in connection with the Merger, there can be no assurance that such transfer will release the Company of all such liabilities.  If the transferee does not pay such liabilities or unknown liabilities arise, we may be required to divert cash from other business purposes to discharge such liabilities, which may have an adverse effect on our post-Merger business.

Risks Related to Our Common Stock

We do not expect to pay dividends on our Common Stock.

We have no plans to pay dividends on our Common Stock for the foreseeable future.  We intend to retain future earnings to fund ongoing operations and future capital requirements.  Because we do not plan to pay dividends on our Common Stock, our stock may be less attractive to some investors, which could adversely affect our stock price.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

A trading market for our Common Stock may not develop or be sustained, and you may not be able to resell your Unit Shares or Warrant Shares.

No trading market for our shares exists.  We cannot assure you that a market for our Common Stock will develop in the foreseeable future or, if developed, that it will be sustained.  As a result you may not be able to resell your Unit Shares or Warrant Shares.

Our Common Stock will likely be considered a “penny stock,” which is likely to limit its liquidity and make it more difficult for us to raise additional capital in the future.

The market price of our Common Stock is, and will likely remain for the foreseeable future, less than $5.00 per share, and therefore will be a “penny stock” according to SEC rules, unless our Common Stock is listed on a national securities exchange. The OTC Bulletin Board is not a national securities exchange. Designation as a “penny stock” requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of current holders of our Common Stock to sell their shares. Such rules may also deter broker-dealers from recommending or selling the Common Stock, which may further limit its liquidity. This may also make it more difficult for us to raise additional capital in the future.

Exhibit E

USE OF PROCEEDS

The net proceeds of the Offering, after deducting Offering expenses, are expected to be $2,550,000 if the Minimum Offering Amount is sold and $4,250,000 if the Maximum Offering Amount is sold.  Because the Company has already closed on and received the proceeds from $2,275,000 in the Rackwise Notes, which will be converted into Units as part of this Offering, the cash proceeds the Company will receive will be $275,000 if the Company sells the Minimum Offering Amount and $1,975,000 if the Maximum Offering Amount is sold.

The following table sets forth the purposes for which we currently intend to use the net proceeds of the Offering:

	Minimum Offering Amount		Maximum Offering Amount
Implementation of investor relations program	$22,500		$400,000
Consulting fee to Navesink Capital Partners	$125,000		$125,000
Implementation of sales and marketing programs	$753,346		$1,941,807
Expansion of the Company’s products	$519,807		$653,846
General working capital	$1,129,347		$1,129,347
TOTAL	$2,550,000	(1)	$4,250,000	(1)

(1)	The $2,275,000 raised by the Company in the Rackwise Note Offering, which is part of the proceeds of this Offering, has already been used by the Company and is included in this total.

The foregoing allocation of proceeds is only an estimate and is subject to material change, without notice to investors, if the Company determines that such changes are necessary or advisable. Assuming that we sell the Maximum Offering Amount within 30 days after the closing of the Merger, we believe that the proceeds of the Offering combined with projected revenues will meet the Company’s operating needs for the next 12 months.  If the Company sells less than the Maximum Offering Amount, the Company will not be able to fully implement its business plan without raising additional capital, and if the Company only raises the Minimum Offering Amount, it will have to seek additional capital to continue its operations.  The Company may also require additional capital to take advantage of opportunities presented by major corporate partners and the acquisition of advanced technologies.

Pending the proposed application of the net proceeds of this Offering, we intend to invest such funds in interest-bearing accounts, money market funds, short-term interest-bearing investments, short-term certificates of deposit, United States Government obligations, and such other short-term investments that the Company deem prudent.

Exhibit F

VISUAL NETWORK DESIGN, INC.

SUMMARY FINANCIAL INFORMATION

The table below sets forth certain historical financial data for the fiscal years ended December 31, 2009 and 2010.  As explained in more detail below, the Company is not projecting its results for 2011 or any subsequent fiscal year.

HISTORICAL INC STMTS

	2009	2010

REVENUES	$2,636,880	$2,803,080

GROSS MARGIN	$2,540,510	$2,786,110
	95%	98%
EXPENSES	$4,815,710	$4,630,030

PRE TAX PROFIT (LOSS)	$(2,275,210)	$(1,843,900)
	(85)%	(66)%

Rackwise began its capital raising efforts during the second quarter of fiscal 2011.  At that time, it provided financial projections for 2011, 2012 and 2013 to prospective investors assuming that the capital raise would be completed by the end of the second quarter of fiscal 2011 and that it would have the capital to fully implement its business plan during such quarter.  Based on difficulties Rackwise encountered in obtaining valuations and other tasks required to complete the initial audit of its financial statements, the time period for the capital raise was extended several times, and although Rackwise began to expand its sales team with the proceeds of bridge loan closings, it was unable to fully implement its business plan while continuing to bear the additional costs associated with hiring additional personnel and taking other initial steps to expand its operations.  As a result of these delays and the costs associated with them, and the delay in the completion of this offering, the Company has determined that some of its projections no longer appear to be achievable within the projected time periods.  Thus, the Company is no longer providing projections to investors and investors are advised that they should not rely on any projections they may have previously received from the Company.

Exhibit G

RACKWISE FINANCIAL INFORMATION